UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) May 28, 2010

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 28, 2010, James T. Boosales, a director of SRI/Surgical Express, Inc. (the “Company”), established a stock trading plan (the “Trading Plan”) intended to comply with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions. The Trading Plan was established on behalf of Mr. Boosales and the Boosales Family Limited Partnership, a Colorado limited partnership, of which Mr. Boosales and his wife, as tenants by the entireties, act as the general partner. Rule 10b5-1 permits directors, officers and other stockholders who are not in possession of material non-public information to adopt a pre-arranged plan or contract for the purchase or sale of securities under specified conditions and at specified times.

The Trading Plan provides for the sale of up to 100,000 shares of the Company’s common stock at specified times between June 30, 2010 and June 30, 2012, provided that specified trading prices are achieved. The Trading Plan terminates on June 30, 2012 or the earlier occurrence of certain specified events.

Transactions under the Trading Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modification or termination of any publicly announced trading plan, except to the extent required by law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: June 2, 2010	By:	/s/ Mark R. Faris
Mark R. Faris
Chief Financial Officer